UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2021

GRIDIRON BIONUTRIENTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55852	36-4797193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6991 East Camelback Road, Suite D-300

Scottsdale, AZ 85251

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:(800) 570-0438

______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2021 Gridiron BioNutrients, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Calvary Fund Management, LLC (“Calvary”) pursuant to which it agreed to issue Calvary 2,694,514 shares of its newly designated Series B Convertible Preferred Stock (the “Series B Preferred”) in exchange (the “Exchange”) for (i) 8,480,000 shares of its Series A Convertible Preferred Stock (the “Series A Preferred”), (ii) outstanding common stock purchase warrants (the “Warrants”), and (iii) all principal and accrued interest due under outstanding convertible promissory notes (the “Convertible Notes”, and together with the Series A Preferred and the Warrants, the “Calvary Securities”). The closing of the Exchange (the “Closing”) will occur following the satisfaction or waiver of the conditions set forth in the Exchange Agreement. On the Closing date, subject to the terms and conditions of the Exchange Agreement, the Company will issue the Series B Preferred to Calvary in exchange for the Calvary Securities (which will be cancelled and retired) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on exemptions provided pursuant to Section 3(a)(9) of the Securities Act.

The foregoing summary of the terms and conditions of the Exchange Agreement is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.1 to this report.

The Certificate of Designations, Rights and Preferences of the Series B Preferred Stock (the “Series B Preferred Designations”) appears as Exhibit A to the Exchange Agreement.The Series B Preferred Stock Designations has been submitted by the Company to Secretary of State of Nevada for filing.The parties expect that a Closing will occur immediately following the Company’s receipt of acknowledgment of the filing from the Secretary of State of Nevada.The Company will file an amendment to this Current Report on Form 8-K following the Closing, which will also include a copy of the Series B Preferred Stock Designations as filed as an exhibit thereto.

The Series B Preferred Designations designated 2,694,514 shares of the Company’s blank check preferred stock as Series B Preferred Stock. In addition to rights granted to holders of Series B Preferred Stock under the Nevada Revised Statues, each holder will be entitled to the whole number of votes equal to the number of shares of common stock into which such holder’s Series B Preferred Stock would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the common stock. Once issued, the shares of Series B Preferred Stock are transferrable by the holder in the holder’s sole option without the consent of the Company, subject to compliance with Section 5 of the Securities Act.

The Series B Preferred Stock will rank senior to all other classes of the Company’s capital stock and has a stated value of $1.30 per share (the “Stated Value”). Subject only to the liquidation rights of the holders of Series B Preferred Stock that is then currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series B Preferred Stock is entitled to receive an amount per share equal to the Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of common stock on an as-converted to common stock basis.

From and after the Closing date, cumulative dividends on each share of Series B Preferred Stock will accrue, on a quarterly basis in arrears, at the rate of 10% per annum on the Stated Value, plus all dividends, whether declared or not, on such share of Series B Preferred Stock (the “Additional Amount”) thereon. All accrued dividends on each share of Series B Preferred Stock are to be paid upon conversion of the Series B Preferred Stock for which the applicable dividend is due. At the option of the Company dividends may be paid in cash or shares of common stock. Each holder of Series B Preferred Stock will also be entitled to receive dividends or distributions on each share of Series B Preferred Stock on an “as converted” into common stock basis when and if dividends are declared on the common stock by the Company’s Board of Directors. Dividends may be paid in cash or property, as determined by the Board of Directors.

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Subject to the beneficial ownership limitations described below, at any time after the Closing date, each share of Series B Preferred Stock will be convertible at the holder’s option into validly issued, fully paid and non-assessable shares of common stock at a conversion rate (the “Conversion Rate”) determined by dividing the Conversion Amount of such share of Series B Preferred Stock by the conversion price, which is (i) $1.30 or (ii) 75% of the price paid per share by investors in any subsequent offering of the Company’s common stock or common stock equivalents, subject to adjustment as provided herein, subject to adjustment as set forth below (the “Conversion Price”).The Conversion Amount is defined as the Stated Value plus the Additional Amount and any accrued and unpaid late charges with respect to such Stated Value and Additional Amount as of such date of determination.In addition, the shares of Series B Preferred Stock will be convertible at the holder’s option at the Conversion Price any time during the period commencing on the date of the occurrence of a Triggering Event (as defined in the Series B Preferred Designations).A holder of Series B Preferred Stock will not be able to convert the shares into shares of common stock to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of our common stock following such exercise or conversion, subject to a waiver by the holder upon 61 days’ prior notice to the Company.

The Conversion Price and the number of shares of common stock issuable upon conversion of the Series B Preferred Stock will be subject to pro-rata adjustment for stock splits, dividends and similar corporate events.In addition, if on or after April 9, 2021, the execution date of the Exchange Agreement, the Company issues or sells, or is deemed to have issued or sold, any shares of common stock, excluding certain specified excluded securities for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale, then, immediately after such dilutive issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price.

The Series B Preferred Designations or any provision hereof (other than the beneficial ownership limitation set forth above) may be modified or amended or the provisions hereof waived with the written consent of the Company and either (i) the holders of a majority of the Series B Preferred Stock then currently outstanding, which must include Cavalry as long as Cavalry (or any of its affiliates) owns at least 5% of the Series B Preferred Stock issued pursuant to the Exchange Agreement, or (ii) Cavalry as long as Cavalry (or any of its affiliates) owns at least 5% of the Series B Preferred Stock issued pursuant to the Exchange Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

		Incorporated by Reference			Filed or
No.	Exhibit Description	Form	Date Filed	Number	Furnished Herewith

10.1	Exchange Agreement dated as of April 9, 2021 by and between Gridiron BioNutrients, Inc. and Calvary Fund Management, LLP				Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gridiron BioNutrients, Inc.

Date: April 12, 2021	By:	/s/ Timothy S. Orr
Tim S. Orr, Chief Executive Officer and President

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